EXHIBIT I

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the American Depositary Shares, each representing one ordinary share, par value of GBP 0.008 per share, of COMPASS Pathways plc will be filed on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: May 6, 2025

INTEGRATED CORE STRATEGIES (US) LLC

By: Integrated Holding Group LP,

       its Managing Member

By: Millennium Management LLC,

       its General Partner

By: /s/ Gil Raviv

Name: Gil Raviv

Title: Global General Counsel

MILLENNIUM MANAGEMENT LLC

By: /s/ Gil Raviv

Name: Gil Raviv

Title: Global General Counsel

MILLENNIUM GROUP MANAGEMENT LLC By: /s/ Gil Raviv Name: Gil Raviv Title: Global General Counsel /s/ Israel A. Englander Israel A. Englander